                                                          EXHIBIT 4.4



                  DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
        EACH REPRESENTING A ONE-ONE-HUNDREDTH INTEREST IN A SHARE OF
           8.60% CUMULATIVE REDEEMABLE PREFERRED STOCK, SERIES B,
                          PAR VALUE $0.01 PER SHARE

                      AMERICAN HEALTH PROPERTIES, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                   THIS DEPOSITARY RECEIPT IS TRANSFERABLE
          IN THE CITIES OF LOS ANGELES, RIDGEFIELD PARK OR NEW YORK


ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), hereby certifies that


is the registered owner of                                     DEPOSITARY SHARES


("Depositary Shares"), each Depositary Share representing a one-one-hundredth interest in one share of 8.60% Cumulative Redeemable Preferred Stock, Series B, par value $0.01 per share (the "Stock"), of American Health Properties, Inc., a Delaware corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of October 27, 1997 (the "Deposit Agreement"), between the Company, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:                            CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                  Depositary and Registrar


                                  By:

                                  Authorized Signature
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                        AMERICAN HEALTH PROPERTIES, INC.

                 (1) Depositary Shares. Subject to the terms of the Deposit Agreement each owner of a Depositary Share is entitled through the Depositary proportionately to all the rights and preferences of the Stock relating thereto including dividend, voting, redemption and liquidation rights contained in the Certificate of Designations adopted by the Company's Board of Directors setting forth the number, terms, powers, descriptions, rights, preferences, qualifications, restrictions and limitations of the Stock (the "Certificate") copies of which are on file at the Depositary's Office at 400 South Hope Street, 4th Floor, Los Angeles, California 90071. Certain terms used herein but not defined are defined in the Certificate.

                 (2) The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement sets forth the rights of holders of the Receipts and the Depositary Shares evidenced thereby and the rights and duties of the Depositary and the Company in respect of the Stock deposited, and any and all other property and cash deposited from time to time thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

                 (3) Redemption. Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such proposed redemption, by first class mail, postage prepaid not less than 35 or more than 95 days prior to the date fixed for redemption of Stock in accordance with Section 3 of the Certificate. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends thereon (the "Redemption Price"), the Depositary shall redeem the Depositary Shares relating to such Stock. The Company shall publish notice of the redemption of the Stock as required by the Certificate. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 90 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the Record Holders of the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the Redemption Price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that





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dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accrue and accumulate at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot, pro rata or such other method as may be determined by the Depositary to be equitable.

         If the Redemption Date is after the record date for determining holders of Depositary Shares entitled to any dividend or distribution, such dividend or distribution shall be payable to the holders of such Depositary Shares at the close of business on such record date, notwithstanding such redemption.

        Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue and accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except (i) the right to receive the Redemption Price, and (ii) the right to receive dividends the record date for which is prior to the Exchange Date or Redemption Date, as set forth in the preceding paragraph) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the Redemption Price.

        If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                 (4) Transfer, Split-Ups and Combinations. The Depositary Shares evidenced by this Receipt are transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

                 (5) Suspension of Delivery, Transfer, etc. The transfer or surrender of this Receipt may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

                 (6) Filing Proofs, Certificates and Other Information. Any holder of a Depositary Share may be required to file such proof of residence or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the-delivery or delay the registration of transfer or redemption of any Depositary Share or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                 (7) Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of Depositary Shares may be refused until such payment is made, and any dividends or other distributions may be withheld or all or any part of the Stock or other property underlying the Depositary Share or Shares evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale) and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of this Receipt remaining liable for any deficiency.

                 (8) Warranty by Company. The Company has warranted that the Stock when issued will be validly issued, fully paid and nonassessable.

                 (9) Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the existing holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

                 (10) Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements and all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of Depositary Shares. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares. All other charges and expenses of the Depositary, any Depositary's Agent and any Registrar will be paid upon consultation and agreement between the Depositary and the Company.





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                 (11)             Title to Receipts.  This Receipt (and the
Depositary Shares evidenced hereby) when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of the Depositary Share or Shares evidenced by a Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder of such Depositary Share or Shares at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

                 (12) Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the holders of Depositary Shares on the relevant record date as nearly as practicable in proportion to the number of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. Fractions will be rounded down to the nearest whole cent.

                 (13) Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Shares who shall be entitled to receive such dividend distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or who shall be entitled to notice of such meeting.

                 (14) Voting Rights. Upon receipt of notice of any meeting or action to be taken by written consent at which holders of the Stock are entitled to vote or consent, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Shares a notice which shall contain (i) such information as is contained in such notice of meeting or action and (ii) a statement informing holders of Depositary Shares that they may instruct the Depositary as to the exercise of the voting rights or the giving or refusal of consent pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Depositary Share on the record date established in accordance with paragraph 13 hereof, the Depositary shall endeavor insofar as practicable to vote or cause to be voted or give or withhold consent the amount of Stock underlying such Depositary Share in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Depositary Share, the Depositary will refrain from voting to the extent of the Stock underlying such Depositary Share.

                 (15) Changes Affecting Deposited Securities. Upon any change in par or liquidation value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the Redemption Price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effect of such change and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Furthermore, by mutual agreement of the Company and the Depositary, the Depositary may at any time make adjustments in (i) the fraction of an interest in one share of Stock underlying one Depositary Share and (ii) the ratio of the Redemption Price per Depositary Share to the redemption price or exchange price of a share of the Stock.

                 (16) Liability and Obligations of the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligations or shall be subject to any liability under the Deposit Agreement to any holder of any Depositary Share, other than for such person's own gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Depositary Share if by reason of any provision of any present or future law, or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond their control, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed, nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Depositary Share by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, other than for its or their gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished. The

Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made. Anything herein or in the Deposit Agreement notwithstanding, in no event shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

                 (17) Resignation and Removal of Depositary. The Depositary may at any time (i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and such successor's written acceptance of such appointment, or (ii) be removed by the Company effective upon the appointment of a successor Depositary and such successor's written acceptance of such appointment.

                 (18) Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company or the Depositary only after
(i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses.

                 (19) Governing Law. THIS RECEIPT AND THE DEPOSIT AGREEMENT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND THE PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE RECEIPTS TO THE DEPOSITARY SHARES.

         AMERICAN HEALTH PROPERTIES, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND THE CERTIFICATE. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF AMERICAN HEALTH PROPERTIES, INC.

                     -----------------------------------

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -     Custodian
TEN ENT - as tenants by the entreaties                      --------  --------
JT TEN  - as joint tenants with right                       (Cust)    (Minor)
          of survivorship and not                           under Uniform Gifts
          as tenants in common                              to Minors Act

                                                           --------------------
                                                                  (State)

                                         UNIF TRF MIN ACT -
                                                            -------------------
                                                   Custodian (until age       )
                                                                       ------
                                    ------------------- under Uniform Transfers
                                         Minor
                                              to Minor Act
                                                           --------------------
                                                                    (State)

  Additional abbreviations may also be used though not in the above list.

For value received,                                         hereby sell(s),
                   ----------------------------------------
assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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   (Please print or typewrite name and address including postal zip code of assignee)


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Depositary Shares represented by

the within Receipt and all rights thereunder, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Depositary with full power of substitution in the premises.

Dated
      -------------------------------------------

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NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAMES(S)
AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.